EX-99.B(d)


                        SCHEDULE A DATED DECEMBER 3, 1998

                   TO THE INVESTMENT ADVISORY AGREEMENT DATED
                             April 28, 1995 BETWEEN

                              THE PBHG FUNDS, INC.

                                       AND

                        PILGRIM BAXTER & ASSOCIATES, LTD.

     Pursuant to Section 5 of the Agreement, each Fund shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Fund's average daily net assets as follows:

FUND                                                                 FEE

PBHG Growth Fund                                                   0.85%
PBHG Emerging Growth Fund                                          0.85%
PBHG International Fund                                            1.00%
PBHG Large Cap Growth Fund                                         0.75%
PBHG Select Equity Fund                                            0.85%
PBHG Cash Reserves Fund                                            0.30%
PBHG Technology & Communications Fund                              0.85%
PBHG Core Growth Fund                                              0.85%
PBHG Limited Fund                                                  1.00%
PBHG Large Cap 20 Fund                                             0.85%
PBHG Large Cap Value Fund                                          0.65%
PBHG Mid-Cap Value Fund                                            0.85%
PBHG Strategic Small Company Fund                                  0.85%
PBHG Small Cap Value Fund                                          1.00%
PBHG Focused Value Fund                                            0.85%

                                                                      EX-99.B(d)


                        SCHEDULE A DATED JANUARY 25, 1999

                   TO THE INVESTMENT ADVISORY AGREEMENT DATED
                             April 28, 1995 BETWEEN

                              THE PBHG FUNDS, INC.

                                       AND

                        PILGRIM BAXTER & ASSOCIATES, LTD.

     Pursuant to Section 5 of the Agreement, each Fund shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Fund's average daily net assets as follows:

FUND                                                                FEE

PBHG Growth Fund                                                   0.85%
PBHG Emerging Growth Fund                                          0.85%
PBHG International Fund                                            1.00%
PBHG Large Cap Growth Fund                                         0.75%
PBHG Select Equity Fund                                            0.85%
PBHG Cash Reserves Fund                                            0.30%
PBHG Technology & Communications Fund                              0.85%
PBHG Core Growth Fund                                              0.85%
PBHG Limited Fund                                                  1.00%
PBHG Large Cap 20 Fund                                             0.85%
PBHG Large Cap Value Fund                                          0.65%
PBHG Mid-Cap Value Fund                                            0.85%
PBHG Strategic Small Company Fund                                  0.85%
PBHG Small Cap Value Fund                                          1.00%
PBHG Focused Value Fund                                            0.85%
PBHG New Opportunities Fund                                        1.00%

                                                                      EX-99.B(d)


                              THE PBHG FUNDS, INC.

                        INVESTMENT SUB-ADVISORY AGREEMENT

                             PBHG FOCUSED VALUE FUND

     AGREEMENT made as of this 3rd day of December, 1998, by and among Pilgrim Baxter & Associates, Ltd. (the "Adviser"), Pilgrim Baxter Value Investors, Inc. (the "Sub-Adviser") and The PBHG Funds, Inc., a Maryland corporation (the "Company").

     WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, pursuant to the Investment Advisory Agreement dated April 28, 1995 and Schedule A dated December 3, 1998 between the Adviser and the Company, the Adviser will act as investment adviser to the PBHG Focused Value Fund (the "Portfolio"); and

     WHEREAS, the Adviser and the Company each desire to retain the Sub-Adviser to provide investment advisory services to the Company in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties hereto agree as follows:

1. (a) Subject to supervision by the Adviser and the Company's Board of Directors, the Sub-Adviser shall manage the investment operations of the Portfolio and the composition of the Portfolio's portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's Prospectus (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

     (1) The Sub-Adviser shall provide supervision of the Portfolio's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested in cash.

     (2) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Company's Articles of Incorporation and the Prospectus and with the instructions and directions of the Adviser and of the Board of Directors and will conform and comply with the requirements of the 1940 Act, the Internal

          Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.

     (3) The Sub-Adviser shall determine the securities to be purchased or sold by the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's Registration Statement (as defined herein) and Prospectus or as the Board of Directors or the Adviser may direct from time to time, in conformity with federal securities laws. In providing the Portfolio with investment supervision, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Portfolio that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers, subject to review by the Company's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.

          On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

     (4) The Sub-Adviser shall maintain all books and records with respect to the Portfolio's portfolio transactions required by subparagraphs
          (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Company's Board of Directors such periodic and special reports as the Company's Board of Directors may reasonably request.

     (5) The Sub-Adviser shall provide the Portfolio's Custodian on each business day with information relating to all transactions concerning the Portfolio's assets and shall provide the Adviser with such information upon request of the Adviser.

     (6) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Company.

     (b) Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's officers or employees. It is understood that the Sub-Adviser may obtain certain administrative services, including, without limitation, services relating to trade reconciliation and the production of client reports, from its parent company in carrying out its obligations under this Agreement.

     (c) The Sub-Adviser shall keep the Portfolio's books and records required to be maintained by the Sub-Adviser pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.

2. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

3. The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Articles of Incorporation, as filed with the Secretary of State of Maryland (such Articles of Incorporation as in effect on the date of this Agreement and as amended from time to time, are herein called the "Articles of Incorporation");

          (b) By-Laws of the Company (such By-Laws, as in effect on th date of this Agreement and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Company's Board of Directors authorizing the appointment of the Adviser and the Sub-Adviser and approving the form of this Agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Portfolio and shares of the Portfolio's beneficial shares, and all amendments thereto;

          (e) Notification of Registration of the Portfolio under the 1940 Act on form N-8A as filed with the Commission, and all amendments thereto; and

          (f)  Prospectus of the Portfolio.

4. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee at an annual rate of 0.40% of the Portfolio's average daily net assets, less 50% of any fee waivers borne by the Adviser. This fee will be paid to the Sub-Adviser from the Adviser's advisory fee.

5. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

6. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Directors of the company or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other parties, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the other parties. This Agreement shall terminate automatically and immediately in the event of its assignment. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Commission under the 1940 Act.

7. Nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Portfolio, the Company or the public that refers to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first-class or overnight mail, facsimile transmission equipment or hand delivery.

9. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of the Portfolio.

10. This Agreement shall be governed by the laws of the state of Maryland; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

11. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

12. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

13. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

                                            To the Adviser at:
                                                     825 Duportail Road
                                                     Wayne, PA 19087

                                            To the Sub-Adviser at:
                                                     825 Duportail Road
                                                     Wayne, PA 19087

                                            To the Company or the Portfolio at:
                                                     825 Duportail Road
                                                     Wayne, PA 19087

14. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.





PILGRIM BAXTER & ASSOCIATES, LTD.   THE PBHG FUNDS, INC.



By: ________________________               By: __________________________
    Title:                                     Title:



PILGRIM BAXTER VALUE INVESTORS, INC.



By: _____________________________

Title: __________________________